                                                                  July 31, 1997



Congress Financial Corporation
1133 Avenue of the Americas
New York, New York  10036

         Re: Fourteenth Amendment to Financing Agreements

Gentlemen:

         Reference is made to the Accounts Financing Agreement
[Security Agreement] between Congress Financial Corporation ("Congress") and I.C. Isaacs & Company L.P. ("Borrower") dated as of June 16, 1992, as amended (the "Accounts Agreement") and all supplements thereto, and all other agreements, documents and instruments related thereto and executed in connection therewith (collectively, all of the foregoing, as the same now exist or may hereafter be further amended, modified, supplemented, extended renewed, restated or replaced, the "Financing Agreements"). Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Financing Agreements.

         Borrower has requested certain modifications to the Financing Agreements and Congress is willing to agree to such modifications, subject to the terms and conditions set forth herein.

         In consideration of the foregoing, and the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:

               1. Definitions. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals hereto, shall have the respective meanings assigned to such terms in the other Financing Agreements.

               2. Maximum Credit. Effective as of May 19, 1997, all references to the term "Maximum Credit" in the Financing Agreements, including, but not limited to, Section 1.7 of the Accounts Agreement, shall be deemed and each such reference is hereby amended to mean "$30,000,000," and the reference to the amount "$25,000,000" in such Section 1.7 is hereby deleted and replaced with the amount "$30,000,000."

               3. Letter of Credit Sublimit. Effective May 19, 1997, Section
1.5 of the Trade Financing Agreement Supplement to Accounts Agreement, dated June 16, 1992, by Borrower in favor of Congress is hereby further amended by deleting the reference therein to the amount "$8,000,000" and replacing the same with the amount "$10,000,000."

               4. Accounts Advances. Effective as of May 19, 1997, Section
2.1 of the Accounts Agreement, as previously amended, is hereby deleted in its entirety and replaced with the following:

                  "2.1  You shall, in you discretion, make loans to us from
               time to time, at our request, of up to eighty (80%) percent of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion determine from time to time); provided, that, for the periods from and including June 1, 1997 through and including August 30, 1997 and from and including December 10, 1997 through and including January 3, 1998, you shall, in your discretion, make loans to us from time to time, at our request, of up to eighty-five (85%) percent of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion as determined from time to time)."

               5. Credit Line Increase Fee. In partial consideration of the increase in the Maximum Credit, the increase in the letter of credit sublimit and the seasonal credit uplift provided for herein, Borrower agrees to pay to Congress a credit line increase fee in the amount of $35,000, payable as of May 19, 1997, which fee is as of such date fully earned. At Congress' option, Congress may, on or after May 19, 1997, charge such fee directly to Borrower's account.

               6. Conditions Precedent. The amendments to the Financing Agreements provided for herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to
Congress:

               (a) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute and Event of Default; and

               (b) Congress shall have received, in form and substance satisfactory to Congress, an original of this Amendment, duly authorized, executed and delivered by Borrower, Ira Hechler, Robert Arnot, Gerald Lear, Eugene Wielepski, Gary Brashers and Stanley Keller.

               7. Effect and Entirety of this Amendment. Except as specifically modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby ratified and confirmed by all parties hereto as of the date hereof. This Amendment represents and incorporates the entire understanding and agreements of the parties with respect to the matters set forth herein and the parties hereto agree that there are no representations, warranties, covenants or understandings of any kind, nature or description whatsoever made by Congress to Borrower with respect to this Amendment, except as specifically set forth herein. This Amendment represents the final agreement between the parties as to the subject matter hereof and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties.

               8. Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought.

               9. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

              10. Counterparts. This Amendment may be executed in one or more counterparts which, taken together, shall constitute the agreement of the parties.


                                    Very truly yours,

                                    I.C. ISAACS & COMPANY L.P.

                                    By:  I.G. DESIGN, INC.,
                                           formerly known as Isbuyco, Inc.,
                                           General Partner


                                          By:  /s/Robert J. Arnot
                                               ----------------------
                                          Title:  Chairman & Co-CEO
                                                  -------------------

Agreed and Accepted:

CONGRESS FINANCIAL CORPORATION

By:  /s/E.S.M.
     -----------------
Title:  Vice President
        --------------



                      [SIGNATURES CONTINUE ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ACKNOWLEDGED:

/s/Ira Hechler
---------------------------
IRA HECHLER,
     by John Hechler, pursuant to
     the attached Power-of-Attorney


/s/Robert Arnot
---------------------------
ROBERT ARNOT


/s/Gerald Lear
---------------------------
GERALD LEAR


/s/Eugene Wielepski
---------------------------
EUGENE WIELEPSKI


/s/Gary Brashers
---------------------------
GARY BRASHERS


---------------------------
STANLEY KELLER